Exhibit 99.3
Unaudited pro forma condensed
Consolidated financial statements

The following unaudited pro forma condensed consolidated balance sheet as of  March 31, 2011 combines the historical consolidated balance sheet of World Surveillance Group, Inc. and its subsidiaries as of March 31, 2011, and the balance sheet of Global Telesat Corp. as of March 31, 2011, under the acquisition method of accounting, giving effect to the acquisition of Global Telesat Corp. (the “GTC Acquisition”) by World Surveillance Group, Inc. as if it had occurred on March 31, 2011.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010, and the three month period ended March 31, 2011, combine the historical consolidated statements of operations of World Surveillance Group, Inc. and its subsidiaries for the year ended December 31, 2010, and the three month period ended March 31, 2011, and the statements of operations for Global Telesat Corp. for the year ended December 31, 2010 and the three month period ended March 31, 2010, in each case giving effect to the GTC Acquisition as if it had occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to, among other things, the acquisition of Global Telesat Corp. which will be accounted for as a purchase in accordance with ASC 805-10 “Business Combinations.” Under acquisition accounting, the total acquisition consideration will be allocated to the Global Telesat Corp assets and liabilities acquired based upon management’s preliminary estimates of fair value. The final allocation of the acquisition consideration will be based upon management’s final valuation analysis. Any adjustments based on that final valuation may change the allocations of the acquisition consideration, which could affect the fair value assigned to the assets and liabilities and result in a change to the unaudited pro forma condensed consolidated financial statements. Any such changes may be material.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances, and are subject to revision. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, and we cannot assure you that the assumptions used in the preparation of the pro forma condensed consolidated financial statements will ultimately prove to be correct. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Acquisition taken place on the dates noted or the future financial position or operating results of the combined company.

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

	COMPANY AS REPORTED (12/31/10)	GLOBAL TELESAT CORP. (12/31/10)		PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED

REVENUE	$250,000	$562,934	(1)	$(250,000)	$562,934

OPERATING EXPENSES	8,657,938	633,873	(2)	(50,000)	9,241,811
DEPRECIATION	-	-	(3)	140,000	140,000

LOSS FROM OPERATIONS	(8,407,938)	(70,939)		(340,000)	(8,818,877)

NONOPERATING EXPENSES	(1,388,072)	(148,348)	(4)	62,628	(1,473,792)
INCOME TAX BENEFIT		31,571			31,571

NET LOSS	$(9,796,010)	$(187,716)		$(277,372)	$(10,261,098)

TOTAL NET LOSS PER SHARE:
BASIC	$(0.03)				$(0.03)
DILUTED	$(0.03)				$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	293,619,380				293,619,380
DILUTED	293,619,380				293,619,380

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

(1)	To eliminate intercompany sale of airship

Revenues	$(250,000)

(2)	To reflect reduction of legal and professional fees that management anticipates will be performed in-house

Legal and professional fees	$(50,000)
(3)	To reflect depreciation on step-up to fair value on acquired property and equipment

Depreciation	$140,000

(4)	To reflect elimination of interest expense due to pay-off of notes payable on acquisition date

Interest expense	$(62,628)

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2011

	COMPANY AS REPORTED (3/31/11)	GLOBAL TELESAT CORP. (3/31/11)		PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED
ASSETS

CURRENT ASSETS	$17,323	$636,391		$-	$653,714

PROPERTY AND EQUIPMENT	-	125,000	(1)	2,421,591	2,546,591

	$17,323	$761,391		$2,421,591	$3,200,305
LIABILITES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES	$16,162,195	$464,088	(2)	$(131,106)	$16,495,177

NON-CURRENT LIABILITIES	-	852,155	(2)	(852,155)	-

STOCKHOLDER’S DEFICIT	(16,144,872)	(554,852)	(1)	2,421,591
			(2)	983,261	(13,294,872)

	$17,323	$761,391		$2,421,591	$3,200,305

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

YEAR ENDED MARCH 31, 2011

(1)	To allocate the $2,850,000 purchase price of Global Telesat Corp. over the fair market value of the assets and liabilities acquired.

Property and equipment	$2,421,591

Stockholder’s deficit	$2,421,591

(2)	To reflect pay-off of notes payable prior to acquisition date

Current liabilities	$ 131,106

Non-current liabilities	$ 852,155

Stockholder’s deficit	$ 983,261

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2011

	COMPANY AS REPORTED (3/31/11)	GLOBAL TELESAT CORP. (3/31/11)		PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED

REVENUE	$-	$129,100	11		$129,100

OPERATING EXPENSES	684,180	177,611			861,791
DEPRECIATION			(1)	35,000	35,000

LOSS FROM OPERATIONS	(684,180)	(48,511)		(35,000)	(767,691)

NONOPERATING INC (EXP)	3,087,397	(21,377)	(2)	10,087	3,076,107
PROVISION FOR INCOME TAX	-	(500)			(500)

NET LOSS	$2,403,217	$(70,388)		$(24,913)	$2,307,916

TOTAL NET LOSS PER SHARE:
BASIC	$0.01				$0.01
DILUTED	$0.01				$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	327,082,203				327,082,203
DILUTED	330,340,736				330,340,736

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2011

(1)	To reflect depreciation on step-up to fair value on acquired property and equipment

Depreciation	$35,000

(2)	To reflect elimination of interest expense due to pay-off of notes payable on acquisition date

Interest expense	$(10,087)